[Letterhead of Rogoff & Company, P.C.]

Exhibit 23.1 Consent of Auditors

We, Rogoff & Company, P.C., hereby consent to the use of our report dated January 24, 2001 relating to the audited financial statements for the year ended October 31, 2001 of TDT Development, Inc.


                                                      /s/ Rogoff & Company, P.C.

Rogoff & Company, P.C.
New York, New York
April 25, 2002